                           TRANSFER AGENCY AGREEMENT

         THIS AGREEMENT is made as of the 1st day of April, 2007 by and between U.S. Global Investors Funds, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 7900 Callaghan Road, San Antonio, Texas 78229 (hereinafter referred to as the "Trust"), and United Shareholder Services, Inc., a Texas corporation authorized to do business at 7900 Callaghan Road, San Antonio, Texas 78229 (hereinafter referred to as the "Transfer Agent").

WITNESSETH:

         That for and in consideration of the mutual promises hereinafter set forth, the Trust on behalf of each Fund and the Transfer Agent agree as follows:

     1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a) "Authorized Person" includes the President, any Vice President, the Secretary, Treasurer, the persons listed in Appendix A hereto, as such Appendix may be amended from time to time, or any other person, whether or not the person is an Officer or employee of the Trust, duly authorized to give Oral Instructions and Written Instructions on behalf of the Trust as indicated in a certification pursuant to Section 7(d) or 7(e) hereof as the Transfer Agent may receive from time to time;

         (b) "By-Laws" means the By-Laws that are currently effect for the Trust, as such may be amended from time to time.

         (c) "Certificate" means any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent, which the Transfer Agent actually receives and which any two Officers of the Trust have signed on its behalf;

         (d)  "Commission" has the meaning given it in the 1940 Act;

         (e) "Custodian" refers to the custodian of all of the securities and other moneys the Trust owns;

         (f) "Declaration of Trust" means the Master Trust Agreement and Declaration of Trust of the Trust, as it is amended from time to time;

         (g) "Fund" means each series of Shares established and designated under or in accordance with the provisions of the Declaration of Trust, as listed in Appendix D, which Appendix may be amended from time to time;

         (h) "Officer" means the President, Vice President, Secretary, and Treasurer;

         (i) "Oral Instructions" means instructions orally communicated to and actually received by the Transfer Agent from an Authorized Person or from a person the Transfer Agent reasonably believes to be an Authorized Person;

         (j)  "Prospectus" means the most current effective prospectus relating to the particular Fund's Shares under the Securities
              Act of 1933, as amended;
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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 2 OF 29


         (k) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Fund of the Trust (as the context may require) shall be divided from time to time;

         (l)  "Shareholder" means a record owner of Shares;

         (m) "Trust" refers to the Massachusetts business trust established under the Declaration of Trust;

         (n) "Trustees" or "Board of Trustees" refers to the duly elected Trustees of the Trust;

         (o) "Written Instruction" means a written communication the Transfer Agent actually receives from an Authorized Person or from a person the Transfer Agent reasonably believes to be an Authorized Person by telex or any other system whereby the receiver of a communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of the communication; and

         (p) The "1940 Act" refers to the Investment Company Act of 1940, as amended and the regulations thereunder.

     2. REPRESENTATION OF TRANSFER AGENT. The Transfer Agent does hereby represent and warrant to the Trust that (a) it is duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934, as amended; (b) it is duly organized and existing and in good standing under the laws of the state of Texas;
         (c) that it is empowered under applicable laws and by its organizational documents and By-laws to enter into and perform this agreement; that all necessary filings with the states will have been made and will be current during the term of this Agreement; (d) no legal or administrative proceedings have been instituted or threatened that would impair the Transfer Agent's ability to perform its duties and obligations under this Agreement; (e) the various procedures and systems which the Transfer Agent has implemented with regard to safekeeping of the blank checks, records, and other data of the Trust from loss or damage attributable to fire, theft or any other cause and the Transfer Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are reasonably designed to ensure such safekeeping and the Transfer Agent will make such changes thereto from time to time as are reasonably required for the secure performance of its obligations hereunder; (f) it has adopted policies and procedures that are reasonably designed to prevent violation of the federal securities laws with respect to the services to be provided to the Funds under this Agreement; and (g) this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Transfer Agent, enforceable against the Transfer Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     3. REPRESENTATIONS OF THE TRUST. The Trust represents to the Transfer Agent that, as of the date hereof, all outstanding Shares are validly issued, fully paid, and non-assessable by the Trust. The Trust may hereafter issue an unlimited number of Shares of each Fund presently existing or hereafter created. When Shares are hereafter issued in accordance with the terms of the Prospectus, the Shares shall be validly issued, fully paid, and non-assessable by the Trust. The Trust represents that it is validly existing under the laws of the Commonwealth of Massachusetts;


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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 3 OF 29


         that it is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement; that it is registered under the 1940 Act; that a registration statement on Form N-1A has been filed and will be effective during the term of this Agreement; that all necessary filings with the states (including all registration or filing fees) will have been made and will be current during the term of this Agreement; and that no legal or administrative proceedings have been instituted or threatened that would impair the Fund's ability to perform its duties and obligations under this Agreement.

     4. APPOINTMENT OF THE TRANSFER AGENT. The Trust hereby appoints and constitutes the Transfer Agent as transfer agent for all of the Shares of each Fund of the Trust in existence as of the date hereof, and as shareholder-servicing agent for the Trust and the Transfer Agent accepts these appointments and agrees to perform the duties in accordance with the terms of the Agreement. In addition to the services and duties of the Transfer Agent, the Transfer Agent agrees to perform all services usually and customarily performed by a Transfer Agent, services incidental to the performance of the services enumerated herein and such additional services as agreed upon by the Transfer Agent and Trust in writing from time to time.

     5.  COMPENSATION.

         (a) Each Fund will compensate the Transfer Agent for the services set forth on Exhibit B rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein for the existing Funds, except as provided in paragraph 5(e) of this Agreement. The Fee Schedule may be amended upon mutual agreement of the parties and by executing a later dated Fee Schedule. The Transfer Agent shall also be compensated for reasonable and customary out-of-pocket disbursements (including, but not limited to, telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, development and programming, service/data conversion, telecommunication charges and equipment maintenance, 22c-2 connectivity charges, special reports, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, escheatment services and reporting, disaster recovery charges, ACH fees, new and existing shareholder database searches, Fed wire charges, NSCC charges, delivery charges, and all other out-of-pocket expenses as are reasonably incurred by the Transfer Agent in performing its duties hereunder. The Transfer Agent shall be entitled to bill these expenses separately. No Fund shall be liable for any expenses, debts, or obligations arising under this Agreement of any other Fund.

         (b) The parties will agree upon the compensation for acting as Transfer Agent for any Fund hereafter designated and established at the time that the Transfer Agent commences serving as transfer agent for that Fund, and this Agreement shall be reflected in a Fee Schedule for that Fund, dated and signed by an authorized officer of each party, to be attached to this Agreement.

         (c) Any compensation to be paid under this Agreement may be adjusted by attaching to this Agreement a revised Fee Schedule, approved by the Board of Trustees and dated and signed by an Officer of each party.
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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 4 OF 29


         (d) The Transfer Agent will bill the Trust for each Fund as soon as practicable after the end of each calendar month, and the billings will be detailed in accordance with the Fee Schedule for each Fund. The Trust promptly will pay the amount of the bill to the Transfer Agent. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Fund shall pay to the Transfer Agent such compensation as shall be payable prior to the effective date of termination.

         (e) If this Agreement is terminated by the Trust, the Trust shall be responsible for all reasonable and customary out-of-pocket expenses or costs associated with the movement of records and materials to the successor transfer agent and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities. Additionally, the Transfer Agent reserves the right to charge for any other reasonable and customary expenses associated with such termination.

     6. DOCUMENTS. In connection with the appointment of the Transfer Agent, the Trust shall, on or before the date this Agreement goes into effect, provide copies of the following documents to the Transfer
         Agent:

         (a)  A copy of the Declaration of Trust as then in effect;

         (b)  A copy of the By-laws of the Trust, as then in effect;

         (c) A copy of the resolution of the Trustees authorizing this Agreement;

         (d) If applicable, a specimen of the certificate for Shares of each Fund of the Trust in the form the Trustees approved, with a certificate of the Secretary of the Trust as to this approval;

         (e) All account application forms and other documents relating to Shareholder accounts or relating to any plan, program or service the Trust offers;

         (f) If applicable, a list of Shareholders of the existing Funds with the name, address, and tax identification number of each Shareholder, and the number of Shares of the existing Funds each Shareholder holds, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for the stops, and the number of Shares the Funds redeemed; and

         (g) A copy of the opinion of counsel for the Trust on the validity of the Shares and the status of the shares under the Securities Act of 1933, amended.

     7. FURTHER DOCUMENTATION. The Trust will also furnish to the Transfer Agent from time to time the following documents, and shall promptly furnish the Transfer Agent with all amendments of or supplements to the following:
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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 5 OF 29


         (a) Each resolution of the Trustees authorizing the original issue of Shares or establishing a new Fund;

         (b) Each Registration Statement filed with the Commission, and all amendments and orders pertaining to the Registration Statement, in effect for the sale of Shares of the Trust;

         (c) A copy of each amendment to the Declaration of Trust by the By-laws of the Trust;

         (d) Copies of each vote of the Trustees designating Authorized Persons to give instructions to the Transfer Agent;

         (e) Certificates as to any change in an Officer or Trustee of the Trust;

         (f) Specimens of all new certificates for Shares, accompanied by the Trustees' resolutions approving these forms;

         (g) Any relevant procedures adopted by the Trust with respect to the Funds; and

         (h) Any other certificates, documents, or opinions as the Transfer Agent and the Trust may mutually deem necessary or appropriate for the Transfer Agent in the proper performance of its duties.

     8.  DUTIES OF THE TRANSFER AGENT.

         (a) The Transfer Agent shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions, and for performing shareholder account administrative agent functions in connection with the issuance, transfer, and redemption or repurchase (including coordination with the Custodian) of the Trust's Shares. The details of the operating standards and procedures to be followed shall be determined from time to time as the Transfer Agent and the Trust agree.

         (b) The Board of Trustees has, in connection with its review of each service providers policies and procedures under Rule 38a-1 under the 1940 Act, has reviewed a summary of the Transfer Agent's policies and procedures (collectively, the "Procedures"). Further, in connection with this review, the Board has determined that the Procedures are reasonably designed to prevent violation of the federal securities laws. It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Trust's responsibilities.

         (c) The Transfer Agent will provide the services listed in Appendix B and Appendix C subject to the control, direction, and supervision of the Board of Trustees and its designated agents and in compliance with the purchase, sale, and exchange provisions of the Trust's prospectus and statement of additional information as in effect from time to time.

         (d) The Trust hereby delegates to the Transfer Agent and the Transfer Agent accepts such delegation of the implementation and operation of the Trust's anti-money laundering ("AML") compliance program. The Transfer Agent will carryout the Trust's AML

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 6 OF 29

              Compliance Program in accordance with the Trust's International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 Policies and Procedures and Customer Identification Program, as such policies and procedures may be amended from time to time by the Board of Trustees. Except with respect to the Transfer Agent's duties as set forth in Appendix C and except as otherwise specifically provided herein, the Trust assumes all responsibility for ensuring that the Trust complies with all applicable requirements of the Securities Act, the 1940 Act, the USA PATRIOT Act of 2001 ("USA PATRIOT Act") and any other laws, rules and regulations of governmental authorities with jurisdiction over the Trust.

         (e) The Transfer Agent shall record the issuance of shares pursuant to Rule 17Ad-10(e) of the 1934 Act and maintain a record of the total number of Shares of each Fund which are authorized, based upon data the Trust provides to it, and issued and outstanding. The Transfer Agent shall provide the Trust and its agent for preparing and making "blue sky" filings with the states on a regular basis with the total number of Shares of each Fund which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

         (f) The Transfer Agent shall create and maintain all records required by applicable laws, rules, and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as they may be amended from time to time, pertaining to the various functions the Transfer Agent performs and which are not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for its inspection and use. When applicable, the Transfer Agent shall maintain these records for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. The Transfer Agent shall make available during regular business hours all record and other data created and maintained pursuant to this Agreement for the reasonable audit and inspection by the Trust, any person the Trust retains, or any regulatory agency having authority over the Trust at reasonable times.

         (g) In addition to the duties set forth herein or as otherwise listed in Appendix B and Appendix C, the Transfer Agent shall perform other duties and functions and shall be paid for these services as the Transfer Agent and the Trust may from time to time agree in writing.

     9. RESPONSIBILITIES RETAINED BY THE TRUST. The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including, but not limited to, compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002,
         the USA Patriot Act, including suspicious activity reporting, OFAC reporting, Rule 22c-2 under the 1940 Act, and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and Statement of Additional Information. Transfer Agent's services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee's oversight responsibility with respect thereto.
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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 7 OF 29


     10. LOST SHAREHOLDER DUE DILIGENCE SEARCHES AND SERVICING. The Trust hereby acknowledges that the Transfer Agent may, at its discretion, perform searches using an outside vendor database, or arrange with outside vendors to conduct lost shareholder searches, as and to the extent required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended. Outside vendor costs associated with such searches which will be passed through to the Trust as an out-of-pocket expense. If the Transfer Agent conducts the search, the Transfer Agent will charge for its services per the Fee Schedule, in addition to the outside vendor costs associated with such searches which will be passed through to the Trust as an out-of-pocket expense.

         If a shareholder remains lost and the shareholder's account is unresolved after completion of the mandatory Rule 17Ad-17 search, the Trust hereby authorizes a vendor to enter, at its discretion, into fee sharing arrangements with the lost shareholder (or such lost shareholder's representative or executor) to conduct a more in-depth search in order to locate the lost shareholder before the shareholder's assets escheat to the applicable state. The Trust hereby acknowledges that the Transfer Agent is not a party to these arrangements and does not receive any revenue sharing or other fees relating to these arrangements. Furthermore, the Trust hereby acknowledges that vendor may receive up to 35% of the lost shareholder's assets as compensation for its efforts in locating the lost shareholder.

     11. ESCHEATMENT OF LOST SHAREHOLDER ACCOUNTS. The Trust hereby acknowledges that the Transfer Agent may, at its discretion, perform escheatment services using outside vendor services, or arrange with outside vendors to perform escheatment services as and to the extent required by applicable state law. Outside vendor costs associated with such services will be passed through to the Trust as an out-of-pocket expense. If the Transfer Agent provides the escheatment services, the Transfer Agent will charge for its services per the Fee Schedule, in addition to the outside vendor costs associated with such services which will be passed through to the Trust as an out-of-pocket expense.

     12. RIGHT TO SEEK ASSURANCES. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions that the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claim adverse to the transfer or redemption. The Transfer Agent may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as these may be amended from time to time, which in the opinion of legal counsel for the Trust or of its own legal counsel, protect it in not requiring certain documents in connection with the transfer or redemption of Shares of any Fund. The Trust shall indemnify the Transfer Agent for any act it does or omits to do in reliance upon these laws or opinions of counsel of the Trust or its own counsel.

     13. RELIANCE BY TRANSFER AGENT; INSTRUCTIONS.

         (a) The Transfer Agent shall be protected in acting upon any paper or document it believes to be genuine and to have been signed by an Authorized Person and shall not be held to have any notice of any change of authority of any person until receipt of written certification thereof from the Trust. It shall also be protected in processing Share certificates that it reasonably believes to bear the proper manual or facsimile signatures.

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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 8 OF 29


         (b) At any time, the Transfer Agent may apply to any Authorized Person of the Trust for Written Instructions, and at the expense of the Trust, may seek advice from legal counsel for the Trust or its own legal counsel, for any matter arising in connection with this Agreement, and it shall not be liable for any action it takes or does not take or suffers in good faith in accordance with these Written Instructions or with the opinion of counsel. In addition, the Transfer Agent, its officers, agents, or employees shall accept instructions or requests from any person representing or acting on behalf of the Trust only if the Transfer Agent, its officers, agents, or employees knows the representative to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act it does upon the request or direction of Authorized Persons of the Trust.

         (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issue or sale of any Shares of the Trust, or the sufficiency of the amount to be received therefore; (ii) the legality of the redemption of any Shares of the Trust, or the propriety of the amount to be paid therefore; (iii) the legality of the Trust's declaration of any dividend, or the legality of the issue of any Shares of the Trust in payment of any stock dividend; or (iv) the legality of any recapitalization or readjustment of the Shares of the Trust.

     14. STANDARD OF CARE AND INDEMNIFICATION. The Transfer Agent shall not be responsible for, and the Trust shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any law suit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

         (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence, reckless disregard or willful misconduct;

         (b) The lack of good faith, negligence or willful misconduct of the Trust;

         (c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust; (ii) any instructions or requests of the Trust or any of its officers; (iii) any instructions or opinions of legal counsel to the Trust with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

         (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other

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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                  PAGE 9 OF 29


              determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

         (e) The processing of any checks or wires, including without limitation for deposit into the Trust's demand deposit account maintained by the Transfer Agent; or

         (f)  The breach of any representation or warranty set forth in
              Section 3 above.

         The Trust shall not be responsible for, and the Transfer Agent shall indemnify and hold the Trust, its Board, officers, employees and agents, harmless from and against any losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly out of or attributable to any action or failure of the Transfer Agent to act as a result of the Transfer Agent's lack of good faith, negligence or willful misconduct in the performance of its services hereunder or the breach of any representation or warranty set forth in Section 2 above.

         In order that the indemnification provisions contained in this
         Section 11 shall apply, upon the assertion of an indemnification claim, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The Trust shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or that of the Transfer Agent. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the indemnifying party's written consent, which consent shall not be unreasonably withheld.

         Notwithstanding the above, the Transfer Agent reserves the right to reprocess and correct administrative errors at its own expense.

     15. TAXES. The Transfer Agent shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any shareholder or any purchase of shares, excluding taxes assessed against the Transfer Agent for compensation received by it under this Agreement.

     16. DATA NECESSARY TO PERFORM SERVICES. Trust or its agent shall furnish to Transfer Agent the data necessary to perform the services described herein at such times and in such form as mutually agreed upon by the parties.

     17. CONSEQUENTIAL DAMAGES. No party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

     18. PROPRIETARY INFORMATION; CONFIDENTIALITY. The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or the third party. The Trust agrees to treat all Proprietary Information as

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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 10 OF 29


         proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

         The Transfer Agent acknowledges that the shareholder lists and all information related to shareholders of the Funds that is furnished to the Transfer Agent by the Funds or a shareholder in connection with this Agreement shall constitute proprietary information of substantial value to the Fund. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders received by the Transfer Agent in connection with this Agreement, including any non-public personal information as defined by Regulation S-P, and that it shall not use or disclose any such information except for the purpose of carrying out the terms of this Agreement; provided, however, that the Transfer Agent may disclose such information as required by law or in connection with any requested disclosure to a regulatory authority with appropriate jurisdiction after prior notification to, and approval of the Trust.

         Upon termination of this Agreement, each party shall return to the other party all copies of confidential or Proprietary Information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. Each party hereby agrees to dispose of any "consumer report information," as such term is defined in Regulation S-P.

     19. AFFILIATION BETWEEN TRUST AND TRANSFER AGENT. It is understood that the Trustees, officers, employees, agents, and Shareholders of the Trust are or may be interested in the Transfer Agent as directors, officers, employees, agents, stockholders, or otherwise, and that the directors, officers, employees, agents, or stockholders of the Transfer Agent may be interested in the Trust as Trustees, officers, employees, agents, Shareholders, or otherwise. The fact that the officers, Trustees, employees, agents, or Shareholders of the Trust are or may be affiliated persons (as defined in the 1940 Act) of the Transfer Agent shall not affect the validity of this Agreement.

     20. LIMITATION OF LIABILITY OF TRUSTEES. The Transfer Agent acknowledges that the Funds' obligations hereunder are binding only on the assets and property belonging to the Funds. It is expressly agreed that obligations of the Trust hereunder shall not be binding upon any Trustee, Shareholder, nominees, officers, agents, or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither this authorization nor this execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

     21. SERVICES NOT EXCLUSIVE. The services of the Transfer Agent rendered to the Trust hereunder are not to be deemed to be exclusive. The Transfer Agent is free to render such services to others and to have other businesses and interests.

     22. TERM.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 11 OF 29


         (a) This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue so long as the continuance is specifically approved at least annually by either a majority of the Trustees or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act).

              Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement for any Fund notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless this approval shall be required by any other applicable law or otherwise.

         (b) This Agreement may be terminated at any time without payment of any penalty by vote of the Trustees of the Trust or by the Transfer Agent on sixty (60) day written notice to the other party. In the event the Trust gives notice, notice shall be accompanied by a resolution of the Board of Trustees, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

     23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

     24. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement and authorized or approved by a resolution of the Board of Trustees.

     25. SUBCONTRACTING. The Trust agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services to be provided hereunder. The Transfer Agent shall be liable for the actions taken by its agents as if they were performed by the Transfer Agent.

     26. SECURITY. The Transfer Agent represents and warrants that, to the best of its knowledge, the various procedures and systems which the Transfer Agent has implemented for safeguarding from loss or damage attributable to fire, theft, or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records, and other data and the Transfer Agent's records, data, equipment, facilities, and other property used in the performance of its obligations hereunder are adequate and that it will make changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall periodically review these systems and procedures.

     27. ADDITIONAL FUNDS. In the event that the Board of Trustees establishes one or more series of Shares, in addition to those listed on the attached Appendix A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent and such series of Shares shall become a Fund hereunder upon an amendment to Appendix D hereto. In the event that new affiliated funds and their portfolios become parties to this Agreement, the fees and expenses set forth on Exhibit B shall apply to such funds for their applicable initial term or renewal term, provided that the requirements of such funds and

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 12 OF 29


         portfolios are generally consistent with the services then being provided by the Transfer Agent under this Agreement to the Fund.

     28. FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that this provision shall not imply that the Transfer Agent is excused from maintaining reasonable business continuity plans to address potential service outages.

         In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Transfer Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Transfer Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown. Transfer Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect Transfer Agent's premises and operating capabilities at any time during regular business hours of Transfer Agent, upon reasonable notice to Transfer Agent. Moreover, Transfer Agent shall provide the Trust, at such times as the Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Transfer Agent relating to the services provided by Transfer Agent under this Agreement.

         The Trust shall be responsible for all costs and expenses due to events that require the Transfer Agent to invoke emergency contingency plans due to mechanical breakdowns, failure of communication or power supplies beyond its reasonable control, or other events beyond its reasonable control where the Transfer Agent cannot perform its duties as defined in this Agreement. This includes, but is not limited to, use of appropriate parties to perform those customary Transfer Agent services and duties defined herein, including but not limited to out of pocket expenses. The Trustees authorize the Transfer Agent to, on behalf of the Trust, contract with appropriate parties to provide such duties and services. The Trust acknowledges that the costs and expenses may be higher or lower than the Trust or Fund current costs and expenses under the terms of this Agreement.

     29. NOTICES. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust or the Transfer Agent, shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at another place as it may from time to time designate in writing.

              TO THE TRUST:                    TO THE TRANSFER AGENT:
              U.S. Global Investors Funds      United Shareholder Services, Inc.
              7900 Callaghan Road              7900 Callaghan Road
              San Antonio, Texas 78229         San Antonio, Texas 78229
              Attention: President             Attention: President

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 13 OF 29


     30. ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither party may assign this Agreement nor any rights or obligations hereunder without the written consent of the other party. Any attempt to do so in violation of this provision shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement. For avoidance of doubt, a transaction involving a merger or sale of substantially all of the assets of a Fund shall not require the written consent of the Transfer Agent. Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their permitted successors and assigns.

     31. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

     32. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but the counterparts shall, together, constitute only one instrument.

     33. SEVERABILITY. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement (including the term or condition to the extent possible) shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

     34. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive the party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     35. HEADINGS. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the contract requires.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 14 OF 29



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                           U.S. GLOBAL INVESTORS FUNDS


         Attest:
         By: _____________________         By: _________________________
                                           Frank E. Holmes
                                           President and Chief Executive Officer



         S E A L



                                           UNITED SHAREHOLDER SERVICES, INC.


         Attest:
         By: _____________________         By: _________________________
                                           Shannon F. Neill
                                           President



         S E A L

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 15 OF 29



                                 FEE SCHEDULE
                                    TO THE
                    TRANSFER AGENCY AND SERVICES AGREEMENT
                                    BETWEEN
                 U.S. GLOBAL INVESTORS FUNDS (THE "TRUST") AND
           UNITED SHAREHOLDER SERVICES, INC. (THE "TRANSFER AGENT")

                           DATED AS OF APRIL 1, 2007



ANNUAL FEE

         $15.00 per open account - Equity
         $15.00 per open account - Income
         $21.00 per open account - Money Market
         $ 2.50 per closed account

         $10,000    per fund/year
         $13,500    per fund complex    - email services

Activity Charges
   Shareholder & Intermediary Servicing
   Transactions                             2.00 / 1st 25,000; $0.75 thereafter
         Correspondence or email            $4.00 / item
         Shareholder Telephone Calls        $2.50 / call
         Telephone System                   $0.35 / call received
         Lost Shareholder Searches          $6.00 / account
         Escheatment Filings                (included in lost shareholder costs)
         ACH Shareholder Services
              $125.00 month per fund
              $0.50 per ACH or IDR (Check Imaging) per item

Physical Certificate Processing - Services to handle processing of physical certified shares for a fund family.
         Set up                             $750 per fund group
         Certificate Transaction            $10.00 each

Mailing Operations
         Materials Warehousing - Monthly Base Fee     $1,200.00
         Operations Base Fee   - Monthly Base Fee     $3,900.00
         Handling Charges
              Daily, Monthly, Quarterly Statements      $0.08 per mailed package
              Tax Forms                                 $0.08 per mailed package
              Other Required Regulatory Mailings        $0.08 per mailed package
              Printing                                  $0.21 per image
              New Account Kits (prospectus, etc.)       $3.00 per mailed package

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 16 OF 29


   Non-NSCC Accounts
         Anti-Money Laundering
         Base Fee
         0        -     999      accounts    $1,000   per fund, per year
         1,000    -     4,999    accounts    $2,000   per fund, per year
         5,000    -     9,999    accounts    $3,500   per fund, per year
         10,000   -     +        accounts    $6,500   per fund, per year

         Name Search                         $1.00    per legal owner
         Name Search                         $1.00    per authorized trader

   NSCC Account Monitoring Charges
         Redemption Fee                      $2.00    per account, per year
         Excessive Trader                    $2.00    per account, per year


Out-of-Pocket Expenses, including but not limited to:
         Telephone - toll free lines
         Telephone - long distance call
         Retention of records
         Postage
         Microfilm/fiche/CD/other electronic media records Programming/enhancements
         Special reports
         Disaster recovery site - including equipment, hardware, and other customary items
         Stationery/envelopes
         Confirmations
         Monthly statements
         Quarterly statements
         Annual statements
         Transcripts
         NSCC charges
         Proxies
         Freight
         Computer, printer, devices hardware/configuration and maintenance contracts, Telecommunications hardware/configuration and maintenance contracts
         Network hardware/configuration and maintenance contracts
         Data warehousing, access, security, storage, recording, retrieval, reproduction
         Support, consulting, management
         Regulatory searches - OFAC, FinCEN, etc.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 17 OF 29


All other out-of-pocket expenses incurred on the Fund's behalf, in addition to the following:

These fees are subject to change as determined by the provider.

TA2000
   Short-Term Trader - Software application used to track and/or assess transaction (redemption) fees determined to be short-term trades.
         90 days or less                    $0.08 per open account
         91 -180 days                       $0.14 per open account
         181 -    270 days                  $0.20 per open account

Excessive Trader - Software application used to track the number of trades (exchanges or redemptions) that meet fund criteria.
         Set up per fund                    $1,500
         Per account, per year              $0.12

Disaster Recovery Fee - This fee supports four-hour recovery and is a pro-rata portion of the service provider cost for the service.
         Per open account, per year $0.20

NSCC Communication Charge - This fee is pro-rata portion of service to support circuits and equipment to connect to the DTCC, and maintenance and support of the NSCC interfaces.
         Per CUSIP, per month               $100.00

Average Cost Tracking - This fee allows the system to track shareholder financial transactions and provide average cost basis information.
         Per account, per year              $0.25

Average Cost Holding Period Identification - This fee is based on the history records kept, see Average Cost Tracking.
         Per thousand history records       $3.50

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 18 OF 29



                                   WEB SITE
                             OUT-OF-POCKET CHARGES

These fees are subject to change as determined by the provider.

Fan Web Services - These fees provide shareholders access to accounts via the internet.

   Set up Fees
         Initial Web Site                   N/A already established
         Each Additional Web Site           $5,000
         Each Plan Sponsor Web Site         $10,000

   Monthly Base Access and Support Charge   $3,000 per month

   Transaction Fees
         Inquiry                            $0.15 per event
         Maintenance                        $0.25 per event
         Financial                          $0.50 per event



                      DATA PROCESSING & TELECOMMUNICATION
                             OUT-OF-POCKET CHARGES

Support of electronic communications such as: data processing, data and voice recordings, data warehousing, data security, data access, data feeds, data recovery, statement and tax data, email, voicemail, printers, hardware, software, maintenance, support, consulting, storage, and lease or license fees of said charges, and etc.

For example:

         3rd party data feeds; web feeds; data processing and communications equipment, software, and maintenance, communication circuits, telephone lines, modems, etc. (including hardware, software, maintenance, management, support, etc.); Desktops (PC),Servers, Printers, Scanners, and Other Devices, Etc. (including hardware, software, maintenance, management, support, etc.); and Data Warehousing, Data Security, Data Access, Recording Devices, Email, Voice, devices, etc.)

Billed at cost.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 19 OF 29


                         COMPUTER/TECHNICAL PERSONNEL
                             OUT-OF-POCKET CHARGES

These fees are subject to change.

Computer/Technical Personnel
   Business Analyst Tester
   Dedicated                        $102,000 per year
   Hourly                           $81.00 per hour

COBOL Programmer
   Dedicated                        $163,000 per year
   Hourly                           $135.00 per hour

Workstation Programmer
   Dedicated                        $199,000 per year
   Hourly                           $163.00 per hour

Web Programmer
   Dedicated                        $235,000 per year
   Hourly                           $194.00 per hour

   Other Technical                  Billed as incurred



                                     NSCC
                             OUT-OF-POCKET CHARGES

   These fees are subject to change.

   NSCC Interfaces
         Set Up
              Fund/SERV, Networking                     N/A already established

              ACATS, Exchanges *                        $5,000 set-up (one time)
              DCCS, TORA Commission Settlement *        $5,000 set-up (one time)
              * 3rd party estimate
         Processing Fee Types, for example
              Fund/SERV                                 Determined by the DTCC
              Networking                                Determined by the DTCC
              CPU Access                                Determined by the DTCC
              Fund/SERV Transactions                    Determined by the DTCC
              Networking - per item                     Determined by the DTCC
              Additional as Determined by the DTCC

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 20 OF 29


                             MUTUAL FUND SERVICES
                          OUT-OF-POCKET EXPENSE ITEMS

Forms Costs
         Statement Paper                         At cost
         #9, #10 Envelopes                       At cost
         Check/Statement Paper                   At cost
         Certificate                             At cost
         Fulfillment Envelope                    At cost
         Presort                                 At cost
Printing & Mail Costs
         Postage                                 At cost
         Statement, Images                       At cost

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 21 OF 29



                                  APPENDIX A
                                    TO THE
                    TRANSFER AGENCY AND SERVICES AGREEMENT
                                    BETWEEN
                 U.S. GLOBAL INVESTORS FUNDS (THE "TRUST") AND
           UNITED SHAREHOLDER SERVICES, INC. (THE "TRANSFER AGENT")


                           DATED AS OF APRIL 1, 2007



                              AUTHORIZED PERSONS

         I, Frank E. Holmes, President, and I, Susan B. McGee, Secretary, of U.S. Global Investors Funds, a Massachusetts business trust (the "Trust"), do hereby certify that:

         The Board of Trustees of the Trust has duly authorized the following individuals in conformity with the Trust's Declaration of Trust and By-Laws to give Oral Instructions and Written Instructions on behalf of the Trust, and the signatures set forth opposite their respective names are their true and correct signatures:

         NAME                 POSITION                  SIGNATURE

         Frank E. Holmes      President
                              Chief Executive Officer   _____________________


         Susan B. McGee       Executive Vice President
                              Secretary                 _____________________

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 22 OF 29



                                  APPENDIX B
                                    TO THE
                    TRANSFER AGENCY AND SERVICES AGREEMENT
                                    BETWEEN
                 U.S. GLOBAL INVESTORS FUNDS (THE "TRUST") AND
           UNITED SHAREHOLDER SERVICES, INC. (THE "TRANSFER AGENT")


                           DATED AS OF APRIL 1, 2007



                         DUTIES OF THE TRANSFER AGENT

         The following is a general description of the transfer agency services the Transfer Agent shall provide to each Fund.

     A. SHAREHOLDER RECORD KEEPING. Maintain shareholder and stock transfer records as required by the rules of the Securities and Exchange Commission, including records for each shareholder showing: (i) name, address, appropriate tax certification, and tax identifying number;
         (ii) number of shares of each Fund, portfolio, or class; (iii) historical information including, but not limited to, dividends paid, date and price of all transactions including individual purchases and redemptions, based upon appropriate supporting documents; (iv) any capital gain or dividend reinvestment order, application, specific address, payment and processing instructions and correspondence relating to the current maintenance of the account; (v) any stop or restraining order placed against a Shareholder's account; (vi) certificate numbers, denominations, and the name of the holder of record for any Shareholders holding certificates; (vii) any information required in order for the Transfer Agent to perform the calculations this Agreement contemplates or requires; and (viii) any other information and data as applicable law may require.

     B. SHARE ISSUANCE. Record the issuance of Shares of each Fund. Except as specifically agreed in writing between the Transfer Agent and the Trust, the Transfer Agent shall have no obligation when countersigning and issuing and/or crediting Shares to take cognizance of any other laws relating to the issue and sale of Shares except insofar as policies and procedures of the Stock Transfer Association recognize these laws.

     C. PURCHASE, EXCHANGE, TRANSFER, AND REDEMPTION ORDERS. Process all orders for the purchase, exchange, transfer, and redemption of shares of the Trust in accordance with the Trust's current prospectus and customary transfer agency policies and procedures, including electronic transmissions which the Trust acknowledges it has authorized, or in accordance with any instructions of the Trust or its agents which the Transfer Agent reasonably believes to be authorized.

         1. PURCHASES. Upon the sale of any Shares of a Fund, the Trust shall transmit, or cause to be transmitted, the following information to the Transfer Agent via a mutually acceptable means of communication, specifying: (i) the name of the Fund whose Shares were sold; (ii) the number of Shares sold, trade date, and price; (iii) the amount of money to be delivered to the Custodian for the sale of the Shares and specifically allocated to the Fund; and (iv) in the case of a new account, a new account application or sufficient information to establish an account.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 23 OF 29


              (a) The Transfer Agent will, upon its receipt of a check or other payment it identifies as an investment in Shares of a Fund and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, a Fund, promptly deposit the check or other payment to the appropriate account and make such postings as are necessary to reflect the investment. The Transfer Agent will notify the Trust, or its designee, and the Custodian of all purchases and related account adjustments.

              (b) Under procedures as the Trust and Transfer Agent establish, the Transfer Agent shall issue to the purchaser or his authorized agent the Shares he is entitled to receive, based on the appropriate net asset value of the Fund's Shares, determined in accordance with the Trust's pricing procedures, as approved by the Board of Trustees. In issuing Shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest directions, if any, the Transfer Agent previously received from the purchaser or his authorized agent concerning the delivery of the Shares.

              (c) The Transfer Agent shall not be required to issue any Shares of the Trust when it has received a Written Instruction from the Trust or written notification from any appropriate Federal or state authority that the sale of the Shares of the Fund in question has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon the Written Instruction or written notification.

              (d) Upon the issuance of any Shares of any Fund in accordance with the foregoing provision of this Section, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes the Trust is required to pay in connection with the issuance.

              (e) The Transfer Agent may establish additional policies and practices governing the transfer or registration of Shares as it may deem advisable and consistent with those transfer agents generally adopt.

         2. EXCHANGES, TRANSFERS, AND REDEMPTIONS. The Transfer Agent is authorized to review and process transfers of Shares of each Fund, exchanges between Funds on the records of the Funds the Transfer Agent maintains, exchanges between the Trust and other funds as the Trust's prospectus may permit, and redemptions of Shares of a Fund. If Shares to be transferred, exchanged, or redeemed are represented by outstanding certificates, the Transfer Agent will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, in the case of exchanges and transfers, countersign and issue new certificates for a like number of Shares and deliver the same or, in the case of a redemption, cause redemption proceeds to be paid to the shareholder. If the Shares to be exchanged, transferred, or redeemed are not represented by outstanding certificates, the Transfer Agent will, upon receipt of an order therefore by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books or process the redemption request. If Shares are to be exchanged for shares of another fund, the Transfer Agent will process the exchange in the same manner as a redemption of sale of Shares, except that it may in its discretion waive requirements for information and documentation.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 24 OF 29


         D. SHAREHOLDER COMMUNICATIONS. The Transfer Agent will transmit all communications by the Trust to its shareholders promptly following the Trust's delivery to the Transfer Agent of the material to be transmitted by mail, telephone, courier service, or electronically.

         E. PROXY MATERIALS. In connection with special meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, assist with the mailing or transmission of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as teller at meetings, and certify Shares voted at meetings.

         F. RETURNED CHECKS. If any check or other order for the transfer of money is returned unpaid for any reason, the Transfer Agent will take any steps as it may, in its discretion, deem appropriate to protect the Trust from financial loss or as the Trust or its designee may instruct, and notify the Fund of the steps taken. If the Transfer Agent adheres to standard procedures, as the Trust and Transfer Agent agree upon from time to time, regarding purchases and redemptions of shares, the Transfer Agent shall not be liable for any loss the Fund suffers as a result of returned or unpaid purchase or redemption transactions. Legal or other expenses incurred to collect amounts owed to a Fund as a consequence of returned or unpaid purchase or redemption transaction shall be an expense of that Fund. A Fund may, at its option, purchase insurance to reduce its potential losses from collection activities.

         G. SHAREHOLDER AND BROKER-DEALER CORRESPONDENCE. The Transfer Agent will investigate all Shareholder inquiries relating to Shareholder accounts and will answer all correspondence from Shareholders, securities brokers, and others relating to its duties hereunder and other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Trust.

         H. TAX REPORTING. The Transfer Agent shall file appropriate information returns concerning the payment of dividends and capital gain distributions with the proper Federal, State and local authorities as the Trust is required by law to file and shall withhold any sums required to be withheld by applicable law.

         I. DIVIDEND DISBURSING. The Transfer Agent will prepare and mail checks, place wire transfers, or credit income and capital gain payments to shareholders. The Trust will advise the Transfer Agent of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. The Trust shall furnish to the Transfer Agent a resolution of the Board of Trustees of the Trust certified by the Secretary: (i) authorizing the declaration of dividends on a specified period basis and authorizing the Transfer Agent to rely on Oral Instructions or a Certificate specifying the date of the declaration of the dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of that date and the total amount payable to the Transfer Agent of the Trust on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by a Fund, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable to the Transfer Agent on the payment date.

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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 25 OF 29


              The Transfer Agent will, on or before the payment date of any dividend or distribution, notify the Trust's Custodian of the estimated amount required to pay any portion of the dividend or distribution payable in cash, and on or before the payment date of the distribution, the Trust will instruct its Custodian to make available to the Transfer Agent sufficient funds for the cash amount to be paid out. If the Transfer Agent does not receive from the Custodian sufficient cash to pay all shareholders of the Trust as of the record date, the Transfer Agent shall, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until it receives sufficient cash for this purpose.

              If a shareholder is entitled to receive additional shares by virtue of any distribution or dividend, appropriate credits will be made to each shareholder's account. The Transfer Agent will calculate, prepare, and mail checks to, or (where appropriate) credit the dividend or distribution to the account of, Fund Shareholders, and maintain and safeguard all underlying records. The Transfer Agent will replace lost checks at its discretion and in conformity with regular business practices. The Transfer Agent will maintain all records necessary to reflect the crediting of dividends that are reinvested in Shares of the Trust, including without limitation daily dividends. The Transfer Agent shall not be liable for any improper payments made in accordance with a resolution of the Board of Trustees of the Trust.

         J. ESCHEATMENT. The Transfer Agent shall provide escheatment services abandoned accounts and returned checks under applicable law and report such actions to the Trust.

         K. TELEPHONE SERVICES. The Transfer Agent will provide staff coverage, training, and supervision in connection with the Trust's telephone line for shareholder inquiries, and will respond to inquiries concerning shareholder records, transactions the Transfer Agent processes, procedures to effect the shareholder records, and inquiries of a general nature relative to shareholder services.

         L. 12B-1. The Transfer Agent will calculate and process, or will cause to be processed, all 12b-1 payments in accordance with each Fund's current prospectus.

         M. COMMISSION PAYMENTS. The Transfer Agent will calculate and process all commission payments in accordance with each Fund's current prospectus.

         N. REQUESTS FOR INFORMATION. The Transfer Agent will provide all required information in a timely fashion in support of regulatory filings.

         O. SAS 70. The Transfer Agent will make available to the Trust any independent auditor reports in compliance with SAS 70, if applicable.

         P. REGULATORY CHANGES. The Transfer Agent will assist with the analysis and implementation of any changes required by regulatory bodies.

         Q.   The Transfer Agent will:

              1. Provide office facilities for the provision of the services contemplated herein (which may be in the offices of the Transfer Agent or its corporate affiliate);

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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 26 OF 29


              2. Provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

              3. Furnish equipment and other materials necessary or desirable for provision of the services contemplated herein; and

              4. Keep records relating to the services provided hereunder in the form and manner as the Transfer Agent may deem appropriate or advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Transfer Agent agrees that all records it prepares or maintains relating to the services provided hereunder are the property of the Funds and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Funds' expense, and made available in accordance with
                  Section 31 and the rules thereunder. The Transfer Agent will make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, or any person the Trust retains. Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust or any person the Trust retains. The Transfer Agent may, at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in the Transfer Agent's files, records and documents it created and maintained in performance of its services or for its protection. At the end of the six-year retention period, these records and documents either will be turned over to the Trust, or destroyed in accordance with the Trust's authorization.

         R. The Transfer Agent shall furnish the Trust any state notice filing reports, any periodic and special reports as the Trust may reasonably request, and other information, including Shareholder lists and statistical information concerning accounts, as the Trust and the Transfer Agent may agree upon.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 27 OF 29



                                  APPENDIX C
                                    TO THE
                    TRANSFER AGENCY AND SERVICES AGREEMENT
                                    BETWEEN
                 U.S. GLOBAL INVESTORS FUNDS (THE "TRUST") AND
           UNITED SHAREHOLDER SERVICES, INC. (THE "TRANSFER AGENT")


                           DATED AS OF APRIL 1, 2007



                                AML DELEGATION

1.       Delegation.
         -----------

         1.1 Subject to the terms and conditions set forth in this Agreement, the Trust hereby delegates to the Transfer Agent those aspects of the Trust's Anti-Money Laundering Program (the "AML Program") that are required to implement the International Money Laundering Abatement and Anti-Terrorist Financing Act Of 2001 Policies and Procedures and Customer Identification Program, as such policies and procedures may be amended from time to time (the "Delegated Duties"). The Delegated Duties may be further amended, from time to time, by mutual agreement of the Trust and the Transfer Agent upon the execution by such parties of a revised Appendix C bearing a later date than the date hereof.

         1.2 The Transfer Agent agrees to perform such Delegated Duties, with respect to the Fund shareholders for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this Agreement.

2.       Consent to Examination. In connection with the performance by the
         -----------------------
         Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Trust remains responsible for assuring compliance with the USA PATRIOT Act of 2001 ("USA PATRIOT Act") and the laws implementing the USA PATRIOT Act and that the records the Transfer Agent maintains for the Trust relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal regulators in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice, all required records and information for review by such regulators.

3.       Limitation on Delegation. The Trust acknowledges and agrees that in
         -------------------------
         accepting the delegation hereunder, the Transfer Agent is agreeing to perform only the Delegated Duties, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Trust with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the


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                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 28 OF 29


         Delegated Duties with respect to the accounts for which the Transfer Agent maintains the applicable shareholder information.

4.       AML Reporting to the Trust

         4.1 On a quarterly basis, the Transfer Agent shall provide a report to the Trust on its performance of the AML Delegated Duties, among other compliance items, which report shall include information regarding the number of: (i) potential incidents involving cash and cash equivalents or unusual or suspicious activity, (ii) any required reports or forms that have been filed on behalf of the Fund, (iii) outstanding customer verification items, (iv) potential and confirmed matches against the known offender and OFAC databases and
                  (v) potential and confirmed matches in connection with FinCen requests. Notwithstanding anything in this Section 4.1(a) to the contrary, the Transfer Agent reserves the right to amend and update the form of its AML reporting from time to time to comply with new or amended requirements of applicable law.

         4.2 At least annually, the Transfer Agent, in conjunction with the internal auditor of U.S. Global Investors, Inc., will arrange for an audit of the AML services it provides to its clients on an organization-wide basis, as required by applicable regulation. The Transfer Agent will provide the Board of Trustees with the results of the audit and testing, including any material deficiencies or weaknesses identified and any remedial steps that will be taken or have been taken by the Transfer Agent to address such material deficiencies or weaknesses.

         4.3 On a periodic basis, but no less frequently than annually, the Transfer Agent will provide the Trust with a written certification that, among other things, it has implemented its AML Program and has performed the Delegated Duties.

                                                   U.S. GLOBAL INVESTORS FUNDS
                                                     TRANSFER AGENCY AGREEMENT
                                                                 APRIL 1, 2007
                                                                 PAGE 29 OF 29




                                  APPENDIX D
                                    TO THE
                    TRANSFER AGENCY AND SERVICES AGREEMENT
                                    BETWEEN
                 U.S. GLOBAL INVESTORS FUNDS (THE "TRUST") AND
           UNITED SHAREHOLDER SERVICES, INC. (THE "TRANSFER AGENT")


                           DATED AS OF APRIL 1, 2007



                              FUNDS OF THE TRUST


All-American Equity Fund
China Region Opportunity Fund
Global Resources Fund
Gold Shares Fund
Near-Term Tax Free Fund
Tax Free Fund
World Precious Minerals Fund